First Watch Restaurant Group, Inc. Reports Strong 2021 Financial Results and Provides 2022 Outlook
•Total revenues of $601.2 million and system-wide sales of $750.7 million
•31 system-wide restaurants opened in 12 states
•Q4 2021 same-restaurant sales growth of 36.7% vs. Q4 2020 and 20.6% vs. Q4 2019
•Q4 2021 same-restaurant traffic growth of 31.9% vs. Q4 2020 and 6.1% vs. Q4 2019

BRADENTON, FL — March 23, 2022 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG), (“First Watch” or the “Company”) the Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended December 26, 2021 (“Q4 2021”) and fiscal year ended December 26, 2021 (“2021”) compared to thirteen weeks ended December 27, 2020 (“Q4 2020”) and fiscal year ended December 27, 2020 (“2020”) and provided an outlook for the fiscal year ending December 25, 2022 (“2022”).

“I am proud to share our results for 2021. This was a momentous year for First Watch as we built upon our long-standing track record of delivering positive results and ended the year with continued momentum. We successfully completed our initial public offering in October, and we also reached a significant milestone in surpassing three-quarters of a billion dollars in system-wide sales,” said Chris Tomasso, Chief Executive Officer and President of First Watch. “We continued our strong unit growth, opening 31 system-wide restaurants across 12 states – with our new restaurants opening at higher annualized average unit volumes than our existing company-owned restaurant average unit volumes. Q4 2021 represented one of our strongest quarters of same-restaurant traffic growth yet, increasing 31.9% versus Q4 2020 and 6.1% versus Q4 2019. I am humbled by what our teams throughout this organization have accomplished together – a true testament to the one-of-a-kind culture we’ve created through decades of shared passion and partnership. As I have said before, we are just getting started.”

Highlights for Q4 2021 compared to Q4 2020:

•Total revenues grew to $162.6 million in Q4 2021 from $109.4 million in Q4 2020 ($114.2 million in Q4 2019*)
•System-wide sales increased 49.8% to $202.7 million in Q4 2021 from $135.3 million in Q4 2020 ($141.0 million in Q4 2019*)
•Same-restaurant sales growth of 36.7% relative to Q4 2020 (20.6% relative to Q4 2019*)
•Same-restaurant traffic growth of 31.9% relative to Q4 2020 (6.1% relative to Q4 2019*)
•Loss from operations margin improved to (0.7)% in Q4 2021 from (4.4)% in Q4 2020 ((2.2)% in Q4 2019*)
•Restaurant level operating profit margin(**) increased to 18.2% in Q4 2021 from 13.0% in Q4 2020 (17.3% in Q4 2019*)
•Net loss of $(4.7) million in Q4 2021 compared to $(7.1) million in Q4 2020 ($(5.8) million in Q4 2019*)
•Adjusted EBITDA(**) increased to $14.2 million in Q4 2021 from $3.5 million in Q4 2020 ($9.6 million in Q4 2019*)
•Opened 8 system-wide restaurants (5 company-owned and 3 franchise-owned)

Highlights for 2021 compared to 2020:

•Total revenues grew to $601.2 million in 2021 from $342.4 million in 2020 ($436.4 million in 2019*)
•System-wide sales increased 76.1% to $750.7 million in 2021 from $426.3 million in 2020 ($558.4 million in 2019*)
•Same-restaurant sales growth of 63.0% relative to 2020 (14.3% relative to 2019*)
•Same-restaurant traffic growth of 52.6% relative to 2020 ((0.5)% relative to 2019*)
•Income from operations margin of 3.8% in 2021 compared to Loss from operations margin of (14.0)% in 2020 (Loss from operations margin of (8.7)% in 2019*)
•Restaurant level operating profit margin(**) increased to 19.5% in 2021 from 8.4% in 2020 (17.4% in 2019*)
•Net loss improved to $(2.1) million in 2021 compared to $(49.7) million in 2020 ($(45.5) million in 2019*)
•Adjusted EBITDA(**) increased to $66.3 million in 2021 from $(5.7) million in 2020 ($38.1 million in 2019*)
•Opened 31 system-wide restaurants in 2021, resulting in a year-end count of 435 system-wide restaurants (341 company-owned and 94 franchise-owned) across 28 states
___________________
* Results for the thirteen weeks ended December 29, 2019 (“Q4 2019”) and for the fiscal year ended December 29, 2019 (“2019”) are presented for enhanced comparability.
** See “Non-GAAP Financial Measures” below.

Outlook Fiscal Year 2022

The Company provides the following outlook for 2022:

•Same-restaurant sales growth in the high-single digits with continued positive traffic
•Total revenue growth in excess of 15.0% relative to 2021
•Adjusted EBITDA* in the range of $67.0 million to $71.0 million
•New restaurant openings of 30 to 35 company-owned restaurants and 8 to 13 franchise-owned restaurants
•Capital expenditures in the range of $60.0 million to $70.0 million invested primarily in new restaurant projects, planned remodels and new in-restaurant technology

______________________
*We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.

Q4 2021 Financial Results
Total revenues during Q4 2021 increased 48.7% to $162.6 million versus the same period last year primarily due to $33.8 million of sales from the Comparable Restaurant Base, driven by same-restaurant traffic growth of 31.9%, and $18.6 million of sales recognized from restaurants that are not in the Comparable Restaurant Base, which included $11.2 million from our 22 new company-owned restaurants. In addition, our off-premises sales of $34.4 million during Q4 2021 were higher than our off-premises sales of $33.7 million during the Q4 2020, even as our in-restaurant dining traffic increased 49.1% compared to the same period in 2020 and rebounded to reach nearly 90% of pre-pandemic levels.

Loss from operations during Q4 2021 was $(1.1) million compared to $(4.7) million during the same period last year. Loss from operations in Q4 2021 included: (i) stock-based compensation expense of $2.4 million resulting from stock option awards that converted to time-based option awards upon the Company’s initial public offering (“IPO”), (ii) the one-time stock compensation expense of $5.3 million, which included (a) the expense from the date of the performance-based option awards’ modifications through the date of the IPO and (b) the expense related to performance-based option awards for which the market condition was not satisfied upon the IPO, (iii) the gain of $2.0 million recognized related to an executed agreement to terminate the lease for one company-owned restaurant and (iv) performance-related and discretionary bonuses.

Restaurant level operating profit increased to $29.2 million during Q4 2021 from $14.0 million during Q4 2020 primarily due to the increase in restaurant and sales, partially offset by $0.9 million of expense recognized in conjunction with discretionary compensation of experienced restaurant leaders and staff. Restaurant level operating profit margin increased to 18.2% in Q4 2021 from 13.0% in Q4 2020.

Net loss during Q4 2021 was $(4.7) million as compared to $(7.1) million during the same period in 2020. The improvement in net loss was primarily due to the increase in total revenues as well as the reduction in interest expense as a result of lower outstanding borrowings and lower interest rates from our new facilities pursuant to a new credit agreement executed in October 2021. Net loss in Q4 2021 included (i) the $2.4 million loss on extinguishment of debt recognized in connection with the full repayment of our previous debt. Net loss margin improved to (2.9)% in Q4 2021 as compared to (6.5)% in Q4 2020.

Adjusted EBITDA during Q4 2021 was $14.2 million as compared to $3.5 million during the same period last year. The improvement in adjusted EBITDA was primarily due to (i) the increase in restaurant level operating profit, partially offset by (ii) the increase in general and administrative expenses mainly due to the increase in employee headcount, insurance costs and additional marketing spend. Adjusted EBITDA margin increased to 8.7% from 3.2% in Q4 2020.

New Restaurant Openings during Q4 2021 included 5 company-owned and 3 franchise-owned restaurants resulting in a year-end count of 435 system-wide restaurants (341 company-owned and 94 franchise-owned) across 28 states.

For additional financial information related to the fiscal year ended December 26, 2021, refer to the Company’s Annual Report Form 10-K filed with the Securities and Exchange Commission on March 23, 2022, which can be accessed at https://investors.firstwatch.com in the Financials & Filings section.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast to discuss these fiscal year 2021 financial results on March 23, 2022 at 8:00 AM ET.

Interested parties may listen to the conference call via telephone by dialing 412-317-6026. The webcast will be available at https://investors.firstwatch.com in the News & Events section and will be archived on the site shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the fiscal years ended December 26, 2021, December 27, 2020 and December 29, 2019, there were 269 restaurants, 212 restaurants and 168 restaurants, respectively, in our Comparable Restaurant Base. There were 210 restaurants in the two-year Comparable Restaurant Base.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. For the fiscal years ended December 26, 2021, December 27, 2020 and December 29, 2019, there were 269 restaurants, 212 restaurants and 168 restaurants, respectively, in our Comparable Restaurant Base. There were 210 restaurants in the two-year Comparable Restaurant Base.

Adjusted EBITDA: a non-GAAP measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local “Best Breakfast” and “Best Brunch” accolades, First Watch’s chef-driven menu includes elevated executions of classic favorites along with First Watch specialties such as the protein-packed Quinoa Power Bowl®, Farmstand Breakfast Tacos, Avocado Toast, Chickichanga, Morning Meditation (juiced in-house daily), Vodka Kale Tonic and its famous Million Dollar Bacon. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation’s Restaurant News for its seasonal Braised Short Rib Omelet, and it was recognized with ADP’s coveted Culture at Work award. In 2021, First Watch was recognized as FSR Magazine’s Best Menu and as the fastest-growing full-service restaurant chain based on unit growth. There are more than 435 First Watch restaurants in 28 states, and the restaurant concept is majority owned by Advent International, one of the world’s largest private-equity firms. For more information, visit www.firstwatch.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning First Watch’s possible or assumed future results of operations, new restaurant openings, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on First Watch’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “target,” “may,” “will,” “should,” “future,” “propose,” “preliminary,” “guidance,” “on track” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: adverse effects of the COVID-19 pandemic or other infectious diseases; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism, including the developing Russia-Ukraine conflict; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders. For additional discussion of factors that could impact our operational and financial results, please refer to our Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2021 and our Annual Report on Form 10-K for the fiscal year ended December 26, 2021 that will be filed following this earnings release, and our subsequent filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Investor Relations Contact

Raphael Gross
203.682.8253
investors@firstwatch.com

Media Relations Contact

FirstWatch@icrinc.com
Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we use non-GAAP measures, which present operating results on an adjusted basis. These supplemental measures of performance that are not required by or presented in accordance with GAAP include the following: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin (collectively, the “non-GAAP financial measures”). Our presentation of these non-GAAP financial measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. Management believes that the use of these non-GAAP financial measures provides additional transparency of our operations, facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, identifies operational trends and allows for greater transparency with respect to key metrics used by us in our financial and operational decision making. Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have important limitations as analytical tools and may not provide a complete understanding of our performance. These non-GAAP financial measures should not be considered as an alternative or substitute to net income (loss), income (loss) from operations, or any other performance measures derived in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. These non-GAAP financial measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company’s performance to that of its competitors and (iv) to provide investors with additional transparency of the Company’s operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company’s operating performance relative to the Company’s performance based on the Company’s GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company’s ongoing core operating performance.

The following tables reconcile Net loss and Net loss margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin for the periods indicated:

	FOURTH QUARTER
	2021	2020	2019
	(in thousands)
Net loss	$(4,653)	$(7,118)	$(5,776)
Depreciation and amortization	8,414	7,848	7,448
Interest expense	1,443	6,316	5,092
Income taxes	(167)	(3,849)	(2,077)
EBITDA	5,037	3,197	4,687
IPO-readiness and strategic transition costs (1)	647	436	3,609
Stock-based compensation (2)	7,850	179	296
Loss on extinguishment of debt	2,403	—	—
Transaction (income) expense, net (3)	(1,908)	(323)	161
Impairments and loss on disposal of assets (4)	120	33	510
Recruiting and relocation costs (5)	18	56	308
Severance costs	—	(5)	36
COVID-19 – related charges (6)	—	(96)	—
Adjusted EBITDA	$14,167	$3,477	$9,607
Total revenues	$162,620	$109,393	$114,213
Net loss margin	(2.9)%	(6.5)%	(5.1)%
Adjusted EBITDA margin	8.7%	3.2%	8.4%

Additional information
Deferred rent (income) expense (7)	$(48)	$148	$980

	FISCAL YEAR
	2021	2020	2019
	(in thousands)
Net loss	$(2,107)	$(49,681)	$(45,472)
Depreciation and amortization	32,379	30,725	28,027
Interest expense	20,099	22,815	20,080
Income taxes	2,477	(19,873)	(12,419)
EBITDA	52,848	(16,014)	(9,784)
IPO-readiness and strategic transition costs (1)	2,402	4,247	10,012
Stock-based compensation (2)	8,596	750	1,160
Loss on extinguishment of debt	2,403	—	—
Transaction (income) expense, net (3)	(1,156)	(258)	1,709
Impairments and loss on disposal of assets (4)	381	315	33,596
Recruiting and relocation costs (5)	351	228	1,081
Severance costs	265	239	325
COVID-19 – related charges (6)	211	4,749	—
Adjusted EBITDA	66,301	$(5,744)	$38,099
Total revenues	$601,193	$342,388	$436,373
Net loss margin	(0.4)%	(14.5)%	(10.4)%
Adjusted EBITDA margin	11.0%	(1.7)%	8.7%

Additional information
Deferred rent (income) expense (7)	$(2,011)	$10,087	$4,272
___________________________
(1) Represents costs related to information technology support and external professional service costs incurred in connection with IPO-readiness efforts as well as the assessment and redesign of our systems and processes.
(2) Represents non-cash, stock-based compensation expense.
(3) The amounts in Q4 2021 and 2021 include a gain of $2.0 million related to an executed agreement to terminate the lease for one company-owned restaurant. The amounts for the periods presented also include (i) the revaluation of the contingent consideration payable to previous stockholders for tax savings generated through use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017, (ii) costs incurred in connection with the acquisition of certain franchise-owned restaurants, (iii) costs incurred in connection with the conversion of certain restaurants to company-owned restaurants operating under the First Watch trade name and (iv) costs related to restaurant closures.
(4) Includes impairments recognized on intangible assets and fixed assets as well as costs related to the disposal of assets due to retirements, replacements or certain restaurant closures.
(5) Represents costs incurred for hiring qualified individuals as we assessed the redesign of our systems and processes.
(6) Consists of costs incurred in connection with the economic impact of the COVID-19 pandemic.
(7) Consists of the non-cash portion of straight-line rent expense included in Occupancy expenses and General and administrative expenses.

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income (Loss) from operations and Income (Loss) from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	FOURTH QUARTER
	2021	2020	2019
	(in thousands)
Loss from operations	$(1,067)	$(4,729)	$(2,528)
Less: Franchise revenues	2,413	1,506	1,467
Add:
General and administrative expenses	26,028	12,697	15,338
Depreciation and amortization	8,414	7,848	7,448
Transaction (income) expense, net (1)	(1,908)	(323)	161
Impairments and loss on disposal of assets (2)	120	33	510
COVID-19 related charges(3)	—	14	—
Restaurant level operating profit	$29,174	$14,034	$19,462

Restaurant sales	$160,207	$107,887	$112,746
Loss from operations margin	(0.7)%	(4.4)%	(2.2)%
Restaurant level operating profit margin	18.2%	13.0%	17.3%

Additional information
Deferred rent (income) expense(4)	$(97)	$163	$1,000

	FISCAL YEAR
	2021	2020	2019
	(in thousands)
Income (Loss) from operations	$22,243	$(47,222)	$(37,556)
Less: Franchise revenues	8,850	4,955	7,064
Add:
General and administrative expenses	70,388	46,322	55,818
Depreciation and amortization	32,379	30,725	28,027
Transaction (income) expense, net (1)	(1,156)	(258)	1,709
Impairments and loss on disposal of assets (2)	381	315	33,596
COVID-19 related charges (3)	19	3,309	—
Restaurant level operating profit	$115,404	$28,236	$74,530

Restaurant sales	$592,343	$337,433	$429,309
Income (Loss) from operations margin	3.8%	(14.0)%	(8.7)%
Restaurant level operating profit margin	19.5%	8.4%	17.4%

Additional information
Deferred rent (income) expense (4)	$(2,075)	$10,029	$4,256
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(1) The amounts in Q4 2021 and 2021 include a gain of $2.0 million related to an executed agreement to terminate the lease for one company-owned restaurant. The amounts for the periods presented also include (i) the revaluation of the contingent consideration payable to previous stockholders for tax savings generated through use of federal and state loss carryforwards and general business credits that had been accumulated from operations prior to August 2017, (ii) costs incurred in connection with the acquisition of certain franchise-owned restaurants, (iii) costs incurred in connection with the conversion of certain restaurants to company-owned restaurants operating under the First Watch trade name and (iv) costs related to restaurant closures.
(2) Includes impairments recognized on intangible assets and fixed assets as well as costs related to the disposal of assets due to retirements, replacements or certain restaurant closures.
(3) Consists of costs incurred in connection with the economic impact of the COVID-19 pandemic.
(4) Consists of the non-cash portion of straight-line rent expense included in Occupancy expenses.

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Fourth Quarter
	2021	2020
Revenues:
Restaurant sales	$160,207	$107,887
Franchise revenues	2,413	1,506
Total revenues	162,620	109,393
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	37,818	23,935
Labor and other related expenses	52,581	36,253
Other restaurant operating expenses	25,500	20,356
Occupancy expenses	14,397	12,626
Pre-opening expenses	737	697
General and administrative expenses	26,028	12,697
Depreciation and amortization	8,414	7,848
Impairments and loss on disposal of assets	120	33
Transaction income, net	(1,908)	(323)
Total operating costs and expenses	163,687	114,122
Income (Loss) from operations	(1,067)	(4,729)
Interest expense	(1,443)	(6,316)
Other (expense) income, net	(2,310)	78
Loss before income taxes	(4,820)	(10,967)
Income tax (expense) benefit	167	3,849
Net loss and comprehensive loss	$(4,653)	$(7,118)

Net loss per common share - basic and diluted	$(0.08)	$(0.16)
Weighted average number of common shares outstanding - basic and diluted	57,814,630	45,013,784

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	FISCAL YEAR
	2021	2020
Revenues:
Restaurant sales	$592,343	$337,433
Franchise revenues	8,850	4,955
Total revenues	601,193	342,388
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	134,201	76,975
Labor and other related expenses	189,167	120,380
Other restaurant operating expenses	94,847	61,821
Occupancy expenses	55,433	49,450
Pre-opening expenses	3,310	3,880
General and administrative expenses	70,388	46,322
Depreciation and amortization	32,379	30,725
Impairments and loss on disposal of assets	381	315
Transaction income, net	(1,156)	(258)
Total operating costs and expenses	578,950	389,610
Income (Loss) from operations	22,243	(47,222)
Interest expense	(20,099)	(22,815)
Other (expense) income, net	(1,774)	483
Income (Loss) before income taxes	370	(69,554)
Income tax (expense) benefit	(2,477)	19,873
Net loss and comprehensive loss	$(2,107)	$(49,681)

Net loss per common share - basic and diluted	$(0.04)	$(1.10)
Weighted average number of common shares outstanding - basic and diluted	48,213,995	45,013,784